UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________
Date of Report (Date of earliest event reported):
August 5, 2010 (February 11, 2010)
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 11, 2010, Magnum Hunter Resources Corporation (the “Company”) entered into a Non-Statutory Stock Option Agreement with Ronald D. Ormand, the Company’s Executive Vice President and Chief Financial Officer, Donald L. Kirkendall, the Company’s Senior Vice President of Administration and Product Marketing and H.C. “Kip” Ferguson, the Company’s Executive Vice President of Exploration (as amended, the “Stock Option Agreements”) pursuant to which the Compensation and Nominating Committee (the “Committee”) of the Board of Directors of the Company approved the grant of stock options to purchase 250,000, 50,000 and 300,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), respectively (collectively, the “Stock Option Awards”).  The Stock Option Awards were granted under the Company’s 2006 Stock Incentive Plan (the “Plan”), a copy of which is an exhibit to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 21, 2006, and are subject to certain vesting and payment provisions.  The Stock Option Awards have an exercise price of $2.25 per share.  Generally, one fifth of the Stock Option Awards granted to each optionee shall vest on the following dates, or upon the occurrence of each of the following events, as applicable, provided that the optionee is employed by the Company on the applicable date or upon the occurrence of such event:

•	on February 11, 2011;

•	on February 11, 2011, provided that the Company achieves 100,000 barrels of oil equivalent of monthly production by such date;

•
at any time prior to February 11, 2011, provided that the Common Stock has traded at a daily volume weighted average price (according to market data provided by Bloomberg, LP) of $4.50 or more for 10 consecutive trading days;

•	at any time prior to February 11, 2012, provided that the fully diluted market capitalization of the Company has reached $400 million or greater; and

•
at any time prior to August 31, 2010, provided that the Company has successfully drilled, completed, and placed on commercial production at least two Marcellus Shale wells and at least two Eagle Ford Shale wells.  Successful well as it relates to Marcellus wells means a well with an initial production of at least 2.0 Mmcfe per day and internally estimated reserves of 3.0 Bcfe.  Successful well as it relates to Eagle Ford wells means a well with an initial production of at least 750 Boe per day and internally estimated reserves of 200,000 Boe.

Notwithstanding the foregoing vesting dates, in the event of a “Change in Control” (as such term is used in the Stock Option Agreements) of the Company on or after February 11, 2010, all of the Stock Option Awards shall vest and become immediately exercisable in full and will remain exercisable in accordance with their respective terms.

In the event an optionee’s employment or other service with the Company is terminated as a result of death or disability, any outstanding Stock Option Awards held by such optionee would, to the extent exercisable as of such termination, remain exercisable for a period of six months after such termination. In the event an optionee’s employment or other service with the Company is terminated for any reason other than death or disability, any outstanding Stock Option Awards held by such optionee would, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination and all Stock Option Awards not exercisable as of the date of such termination will be forfeited and terminate.  Notwithstanding the foregoing, if an optionee’s employment or other relationship with the Company is terminated and the Committee determines at any time (whether before or after such termination) that such optionee committed any action that constitutes “cause” (as such term is used and defined in the Plan), all of such optionee’s outstanding Stock Option Awards will terminate and be forfeited without notice of any kind.

2

The foregoing description of the Stock Option Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Option Agreements, copies of which are attached as Exhibits 10.1-10.5 and Exhibit 10.6 to this Current Report on Form 8-K and are incorporated into this report by reference.

On February 11, 2010, the Company entered into a Non-Statutory Stock Option Agreement with Donald L. Kirkendall (the “Kirkendall Option Agreement”) granting him options to purchase 50,000 shares of Common Stock at a price of $2.25 per share (the “Options”).  The Options were granted under the Plan and are subject to certain vesting and payment provisions.  Generally, one fifth of the Options granted shall vest on the following dates, or upon the occurrence of each of the following events, as applicable, provided that Mr. Kirkendall is employed by the Company on the applicable date or upon the occurrence of such event:

•
at any time prior to August 31, 2010, provided that the Company has sufficiently completed a 20 inch or greater diameter Eureka Hunter Gas Pipeline (the “Pipeline”) to allow production and sales from new wells drilled by the Company (the Committee retains the discretion to toll the August 31, 2010 deadline);

•
at any time prior to December 31, 2010, provided that: (i) the Pipeline has been completed, (ii) the Company has entered into a transaction with a third party whereby the Company retains at least a 50% ownership in the Pipeline, and (iii) the Company has realized at least $10 million of value in profits or carried interest;

•	at any time prior to December 31, 2010, provided that: (i) the Pipeline has been completed and (ii) the Pipeline has achieved a daily throughput rate of 5,000 mcf per day of third party gas;

•	at any time prior to February 11, 2011, provided that: (i) the Pipeline has been completed and (ii) the Pipeline has achieved a daily throughput rate of 10,000 mcf per day; and

•	at any time prior to February 11, 2012, provided that: (i) the Pipeline has been completed and (ii) the Pipeline has achieved a daily throughput rate of 25,000 mcf per day.

Notwithstanding the foregoing vesting dates, in the event of a “Change in Control” (as such term is used in the Kirkendall Option Agreement) of the Company on or after February 11, 2010, all of the Options shall vest and become immediately exercisable in full and will remain exercisable in accordance with their respective terms.

In the event Mr. Kirkendall’s employment or other service with the Company is terminated as a result of death or disability, any outstanding Options would, to the extent exercisable as of such termination, remain exercisable for a period of six months after such termination. In the event Mr. Kirkendall’s employment or other service with the Company is terminated for any reason other than death or disability, any outstanding Options would, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination and all Options not exercisable as of the date of such termination will be forfeited and terminate.  Notwithstanding the foregoing, if Mr. Kirkendall’s employment or other relationship with the Company is terminated and the Committee determines at any time (whether before or after such termination) that Mr. Kirkendall committed any action that constitutes “cause” (as such term is used and defined in the Plan), any outstanding Options will terminate and be forfeited without notice of any kind.

3

The foregoing description of the Options does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Kirkendall Option Agreement, a copy of which is as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated into this report by reference.

Additionally, on March 31, 2010, the Company paid the federal income taxes due on 437,500 shares and 187,500 shares of restricted stock granted to Gary C. Evans, the Company’s Chairman and Chief Executive Officer, and Ronald D. Ormand, respectively, that vested on February 12, 2010 since the Company was also liable for such taxes due to its not having withheld for taxes.  The Company retained $265,366 and $116,526, respectively, for such taxes out of the contemplated cash bonuses that became payable to Mr. Evans and Mr. Ormand in the amounts of $505,400 and $178,200, respectively, in April 2010.

On May 18, 2010, the Committee approved a temporary housing allowance in Houston, Texas of up to $36,000 per year for Gary C. Evans.  The Company has also provided Mr. Evans personal use of a vehicle owned by the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Ronald D. Ormand and the Company, dated February 11, 2010.

10.2	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Donald L. Kirkendall and the Company, dated February 11, 2010.

10.3	Amendment to Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Donald L. Kirkendall and the Company, dated July 15, 2010.

10.4	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between H.C. “Kip” Ferguson and the Company, dated February 11, 2010.

10.5	Amendment to Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between H.C. “Kip” Ferguson and the Company, dated July 15, 2010.

10.6	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Donald L. Kirkendall and the Company, dated February 11, 2010.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: August 5, 2010	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Ronald D. Ormand and the Company, dated February 11, 2010.

10.2	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Donald L. Kirkendall and the Company, dated February 11, 2010.

10.3	Amendment to Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Donald L. Kirkendall and the Company, dated July 15, 2010.

10.4	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between H.C. “Kip” Ferguson and the Company, dated February 11, 2010.

10.5	Amendment to Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between H.C. “Kip” Ferguson and the Company, dated July 15, 2010.

10.6	Non-Statutory Stock Option Agreement under Magnum Hunter Resources Corporation’s 2006 Stock Incentive Plan by and between Donald L. Kirkendall and the Company, dated February 11, 2010.